EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	CONTACT: Terence R. Montgomery 610-480-8000 terry.montgomery@infrasourceinc.com Mahmoud Siddig 212-889-4350 mahmoud.siddig@taylor-rafferty.com
INFRASOURCE SERVICES, INC. REPORTS THIRD QUARTER 2006 RESULTS
MEDIA, PA — November 1, 2006 — InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States, today announced earnings of $0.27 per diluted share for the third quarter ended September 30, 2006, above the upper end of previously announced net income guidance of $0.22 to $0.25 per diluted share.
Third Quarter Results
Revenues for the third quarter 2006 increased $49.3 million, or 22%, to $275.9 million, compared to $226.6 million for the same quarter in 2005 due primarily to growth in electric end market revenues. Net income for the third quarter 2006 was $10.8 million, or $0.27 per diluted share, versus $6.6 million, or $0.16 per diluted share, for the third quarter last year.
EBITDA from continuing operations (non-GAAP) for the third quarter 2006 was $27.0 million compared to $19.4 million for the third quarter 2005, an increase of 39%.
Reconciliations of net income to our non-GAAP financial measures are included in the attached tables. Excluding the items in the attached table, income as adjusted (non-GAAP) was $11.7 million for the third quarter 2006 versus $6.0 million for the same quarter in 2005 and EBITDA as adjusted (non-GAAP) increased $8.2 million, or 42%, to $27.9 million for the third quarter 2006 versus $19.7 million for the third quarter a year ago.
Backlog & New Awards
At the end of the third quarter 2006, total backlog was $802 million, which was comparable to the end of the third quarter 2005. Our electric and telecommunications backlogs increased 10%

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and 34%, respectively, from the third quarter 2005 to the third quarter 2006, offset by a 41% decrease in natural gas backlog due to the planned exit of certain low margin contracts and shorter than typical durations on the renewals of several of our natural gas master services agreement contracts. Our total backlog was 13% less than at the end of the second quarter 2006. The decrease in our backlog from the second quarter 2006 to the third quarter 2006 is primarily related to seasonal work-off of natural gas backlog (27% decline) and a 20% decline in electric backlog due to the timing of electric project work completions and awards, offset in part by an 11% increase in telecommunications backlog.
Among our awards during the third quarter 2006 were 17 scopes of electrical work totaling $72 million, 6 scopes of natural gas work totaling $11 million and 6 scopes of telecommunications work totaling $47 million.
David Helwig, Chairman, President and Chief Executive Officer, said, “We are very pleased with our results for the quarter as earnings exceeded the upper end of our expectations due primarily to profitable execution of high voltage electric work, as well as reductions in insurance expense due to favorable claims experience. Although our volume of backlog is down pending seasonal master service agreement renewals and new project awards, our backlog mix is strong with a higher proportion of electric and telecommunications work where we continue to target growth. We believe that we are well positioned to benefit from growth opportunities in our end markets; however, as we have said previously, our quarterly revenue and earnings will continue to depend on the timing and scope of contract awards, especially those for large electric projects, and our performance on those contracts.”
Nine Months Financial Review
Revenues for the nine months ended September 30, 2006 increased $111.8 million, or 18%, to $744.4 million, compared to $632.6 million for the same period in 2005 due primarily to growth in revenues from our electric and telecommunications end markets and comparable natural gas end market revenues. Net income for the nine months ended September 30, 2006 was $18.6 million, or $0.46 per diluted share, versus net income of $7.9 million, or $0.20 per diluted share, for the same period last year. Net income for the nine months ended September 30, 2006 included the non-cash charge associated with the refinancing of our bank debt of $0.06 per diluted share, stock-based compensation expenses of $0.04 per diluted share pursuant to SFAS 123R and $0.01 per diluted share of amortization of intangible assets.
EBITDA from continuing operations for the nine months ended September 30, 2006 was $57.2 million compared to $42.6 million for the nine months ended September 30, 2005, an increase of 34%.
Excluding the items in the attached table, income as adjusted (non-GAAP) was $23.7 million for the nine months ended September 30, 2006 versus $7.4 million for the same period in 2005 and EBITDA as adjusted (non-GAAP) increased $25.9 million, or 66%, to $65.0 million for the nine months ended September 30, 2006 versus $39.1 million for the same period a year ago.
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Conference Call
InfraSource has scheduled a conference call for November 1, 2006 at 9:00AM EDT to discuss the results for the quarter and its updated guidance. This conference call will be webcast live on the InfraSource website at www.infrasourceinc.com by clicking on the investors, webcasts & presentations links. A webcast replay will be available immediately following the call at the same location on the website through October 31, 2007. For those investors who prefer to participate in the conference call by phone, please dial (480) 629-9562. An audio replay of the conference call will be available shortly after the call through November 8, 2006 by calling (303) 590-3030 and using passcode 3623429. For more information, please contact Mahmoud Siddig at Taylor Rafferty at (212) 889-4350.
About InfraSource
InfraSource Services, Inc. (NYSE:IFS) is one of the largest specialty contractors servicing electric, natural gas and telecommunications infrastructure in the United States. InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers. Further information can be found at www.infrasourceinc.com.
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Safe Harbor Statement
Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of known and unknown risks, uncertainties and other factors affecting our business that could cause our actual results to differ materially from those contemplated by the statements. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the impact of variations between actual and estimated costs under our contracts, particularly our fixed-price contracts; (4) our ability to attract and retain qualified personnel; (5) our ability to successfully bid for and perform large-scale project work in accordance with our estimated costs; (6) work hindrance due to inclement weather events; (7) the definitive award of new contracts and the timing of the performance of those contracts; (8) project delays or cancellations; (9) the failure to meet schedule or performance requirements of our contracts; (10) the uncertainty of implementation of the recently enacted federal energy legislation; (11) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (12) successful integration of acquisitions into our business; (13) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (14) other factors detailed from time to time in our reports and filings with the Securities and Exchange Commission. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.
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INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2006	September 30, 2005	September 30, 2006
		(Unaudited)
		(In thousands, except per share data)
Contract revenues	$226,575	$275,880	$632,645	$744,416

Cost of revenues	194,857	230,832	562,230	634,642

Gross profit	31,718	45,048	70,415	109,774

Selling, general and administrative expenses	20,017	25,910	53,851	71,214

Merger related costs	66	—	218	—

Provision for uncollectible accounts	61	5	145	36

Amortization of intangible assets	1,001	254	4,311	748

Income from operations	10,573	18,879	11,890	37,776

Interest income	122	229	328	638

Interest expense	(2,170)	(1,404)	(5,872)	(5,197)

Write-off of deferred financing costs	—	—	—	(4,296)

Other income, net	735	882	5,749	2,445

Income from continuing operations before income taxes	9,260	18,586	12,095	31,366
Income tax expense	3,994	7,604	5,188	12,770

Income from continuing operations	5,266	10,982	6,907	18,596

Discontinued operations:
Income (loss) from discontinued operations (net of income tax expense (benefit) of $(330), $(110), $(557) and $9, respectively)	(490)	(151)	(799)	28
Gain (loss) on disposition of discontinued operation (net of income tax provision (benefit) of $1,432, $(22), $1,432 and $(22), respectively)	1,790	(33)	1,790	(33)

Net income	$6,566	$10,798	$7,898	$18,591

Basic income (loss) per share:

Income from continuing operations	$0.14	$0.28	$0.18	$0.47

Income (loss) from discontinued operations	(0.01)	(0.01)	(0.02)	—

Gain on disposition of discontinued operation	0.04	—	0.04	—

Net income	$0.17	$0.27	$0.20	$0.47

Weighted average basic common shares outstanding	39,139	39,778	39,059	39,657

Diluted income (loss) per share:

Income from continuing operations	$0.13	$0.27	$0.17	$0.46

Income (loss) from discontinued operations	(0.01)	—	(0.01)	—
Gain on disposition of discontinued operation	0.04	—	0.04	—

Net income	$0.16	$0.27	$0.20	$0.46

Weighted average diluted common shares outstanding	40,090	40,308	40,008	40,249

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	December 31,	September 30,
	2005	2006
	(Unaudited)
	(In thousands,
	except share data)
Current assets:
Cash and cash equivalents	$24,287	$15,834
Contract receivables (less allowances for doubtful accounts of $3,184 and $2,369, respectively)	136,610	164,988
Costs and estimated earnings in excess of billings	84,360	89,970
Inventories	6,747	6,769
Deferred income taxes	4,683	6,152
Other current assets	7,678	5,338
Current assets — discontinued operations	3,033	2,033

Total current assets	267,398	291,084

Property and equipment (less accumulated depreciation of $55,701 and $73,822, respectively)	143,881	147,323
Goodwill	138,054	138,857
Intangible assets (less accumulated amortization of $19,861 and $20,609, respectively)	1,884	1,136
Deferred charges and other assets, net	10,501	6,619
Assets held for sale	—	1,245
Non-current assets — discontinued operations	319	1,749

Total assets	$562,037	$588,013

Current liabilities:
Current portion of long-term debt	$889	$46
Other liabilities — related parties	11,299	1,227
Accounts payable	43,570	47,980
Accrued compensation and benefits	20,402	32,830
Other current and accrued liabilities	20,435	26,106
Accrued insurance reserves	30,550	34,907
Billings in excess of costs and estimated earnings	15,012	15,683
Deferred revenues	6,590	6,300
Current liabilities — discontinued operations	1,501	—

Total current liabilities	150,248	165,079

Long-term debt, net of current portion	83,019	70,019
Deferred revenues	17,826	17,116
Other long-term liabilities — related party	420	—
Deferred income taxes	3,320	3,683
Other long-term liabilities	5,298	5,055
Non-current liabilities — discontinued operations	50	—

Total liabilities	260,181	260,952

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.001 par value (authorized - 12,000,000 shares; 0 shares issued and outstanding)	—	—
Common stock $.001 par value (authorized - 120,000,000 shares; issued 39,396,694 and 39,911,185 shares, respectively, and outstanding — 39,366,824 and 39,881,315, respectively)	39	40
Treasury stock at cost (29,870 shares)	(137)	(137)
Additional paid-in capital	278,387	283,459
Deferred compensation	(1,641)	—
Retained earnings	24,640	43,231
Accumulated other comprehensive income	568	468

Total shareholders’ equity	301,856	327,061

Total liabilities and shareholders’ equity	$562,037	$588,013

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)
We believe investors’ understanding of our operating performance is enhanced by disclosing the following non-GAAP financial measures:
•	Net income, as adjusted (“Income as adjusted”), which we define as GAAP net income, adjusted for certain significant non-core items that, in management’s opinion, are not indicative of our core operating performance;

•	EBITA from continuing operations before extraordinary items, net (“EBITA from continuing operations”), which we define as net income before discontinued operations, income tax expense, interest expense, interest income and amortization;

•	EBITA from continuing operations, as adjusted (“EBITA as adjusted”), which we define as EBITA from continuing operations, adjusted for certain significant items that, in management’s opinion, are not indicative of our core operating performance;

•	EBITDA from continuing operations before extraordinary items, net (“EBITDA from continuing operations”), which we define as EBITA from continuing operations before depreciation; and

•	EBITDA from continuing operations, as adjusted (“EBITDA as adjusted”), which we define as EBITA as adjusted before depreciation.
The significant non-core items for the periods shown are set forth in the tables below. We believe it is helpful to an understanding of our business to assess the effects of these items on our results of operations in order to evaluate our performance from period to period on a more consistent basis. This presentation should not be construed as an indication that similar charges will not recur or that our future results will be unaffected by other charges and gains we consider to be outside the ordinary course of our business.
We present these non-GAAP financial measures primarily as supplemental performance measures because we believe they facilitate operating performance comparisons from period to period and company to company as they exclude certain items that we believe are not representative of our core operations. In addition, we believe that these measures are used by financial analysts as measures of our financial performance and that of other companies in our industry. Because Income as adjusted, EBITA from continuing operations, EBITDA from continuing operations, EBITA as adjusted and EBITDA as adjusted facilitate internal comparisons of our historical financial position and operating performance on a more consistent basis, we also use these measures for business planning and analysis purposes, in measuring our performance relative to that of our competitors and/or in evaluating acquisition opportunities. In addition, we use certain of these measures in establishing incentive compensation goals and/or determining compliance with covenants in our senior credit facility. We use EBITA from continuing operations and EBITA as adjusted in addition to our other non-GAAP measures because they include all aspects of our equipment charges, including both operating leases and depreciation from owned equipment. We believe these are important measures for analyzing our performance because they eliminate the variation related to lease versus purchase decisions on capital equipment. Because Income as adjusted, EBITA from continuing operations, EBITDA from continuing operations, EBITA as adjusted and EBITDA as adjusted have limitations as analytical tools, you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	These measures do not include cash expenditures for capital purchases or contractual commitments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these measures do not reflect cash requirements for such replacements;

•	These measures do not reflect the non-cash costs of our stock-based compensation plans, which are an on-going component of our executive compensation program.

•	These measures do not reflect changes in, or cash requirements necessary to service interest or principal payments on, our indebtedness;

•	Income as adjusted, EBITA as adjusted and EBITDA as adjusted do not necessarily reflect adjustments for all earnings or charges resulting from matters that we may consider not to be indicative of our core operations; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended	Three Months Ended
	September 30, 2005	September 30, 2006
Net income (GAAP)	$6,566	$10,798

Loss from discontinued operations (net of tax)	490	151

(Gain) loss on disposition of discontinued operation (net of tax)	(1,790)	33

Amortization of intangible assets relating to purchase accounting	569	150

Stock compensation expenses	155	561

Income as adjusted (a non-GAAP financial measure)	$5,990	$11,693

	Three Months Ended	Three Months Ended
	September 30, 2005	September 30, 2006
Net income (GAAP)	$6,566	$10,798

Loss from discontinued operations (net of tax)	490	151

(Gain) loss on disposition of discontinued operation (net of tax)	(1,790)	33

Income tax expense	3,994	7,604

Interest expense	2,170	1,404

Interest income	(122)	(229)

Amortization of intangible assets relating to purchase accounting	1,001	254

EBITA from continuing operations (a non-GAAP financial measure)	12,309	20,015

Stock compensation expenses	272	949

EBITA as adjusted (a non-GAAP financial measure)	$12,581	$20,964

Depreciation	7,086	6,934

EBITDA from continuing operations (a non-GAAP financial measure)	$19,395	$26,949

EBITDA as adjusted (a non-GAAP financial measure)	$19,667	$27,898

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2006
Net income (GAAP)	$7,898	$18,591

Loss (income) from discontinued operations (net of tax)	799	(28)

(Gain) loss on disposition of discontinued operation (net of tax)	(1,790)	33

Amortization of intangible assets relating to purchase accounting	2,462	443

Litigation judgment reversal	(2,161)	—

Stock compensation expenses	175	1,645

Secondary offering expenses	—	437

Write-off of deferred financing costs	—	2,547

Income as adjusted (a non-GAAP financial measure)	$7,383	$23,668

	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2006
Net income (GAAP)	$7,898	$18,591

Loss (income) from discontinued operations (net of tax)	799	(28)

(Gain) loss on disposition of discontinued operation (net of tax)	(1,790)	33

Income tax expense	5,188	12,770

Interest expense	5,872	5,197

Interest income	(328)	(638)

Amortization of intangible assets relating to purchase accounting	4,311	748

EBITA from continuing operations (a non-GAAP financial measure)	21,950	36,673

Litigation judgment reversal	(3,785)	—

Stock compensation expenses	306	2,774

Secondary offering expenses	—	737

Write-off of deferred financing costs	—	4,296

EBITA as adjusted (a non-GAAP financial measure)	$18,471	$44,480

Depreciation	20,624	20,538

EBITDA from continuing operations (a non-GAAP financial measure)	$42,574	$57,211

EBITDA as adjusted (a non-GAAP financial measure)	$39,095	$65,018

INFRASOURCE SERVICES, INC. AND SUBSIDIARIES
Supplemental Financial Data
(Unaudited)
(In millions)

	Three Months Ended		Three Months Ended		Increase/(decrease)
Revenues by End Market	September 30, 2005		September 30, 2006		$	%
Electric
- Transmission	$35.0	15.4%	$75.9	27.5%	$40.9	116.9%
- Substation	33.3	14.7%	60.2	21.8%	26.9	80.8%
- Other Electric	42.3	18.7%	35.3	12.8%	(7.0)	-16.5%

Subtotal	110.6	48.8%	171.4	62.1%	60.8	55.0%
Natural Gas	83.3	36.8%	76.3	27.7%	(7.0)	-8.4%
Telecommunications	27.5	12.1%	26.3	9.5%	(1.2)	-4.4%
Other	5.2	2.3%	1.9	0.7%	(3.3)	-63.5%

Total	$226.6	100.0%	$275.9	100.0%	$49.3	21.8%

	Nine Months Ended		Nine Months Ended		Increase/(decrease)
	September 30, 2005		September 30, 2006		$	%
Electric
- Transmission	$112.6	17.8%	$193.1	25.9%	$80.5	71.5%
- Substation	106.3	16.8%	157.1	21.1%	50.8	47.8%
- Other Electric	127.2	20.1%	104.9	14.1%	(22.3)	-17.5%

Subtotal	346.1	54.7%	455.1	61.1%	109.0	31.5%
Natural Gas	202.3	32.0%	202.5	27.2%	0.2	0.1%
Telecommunications	72.3	11.4%	80.3	10.8%	8.0	11.1%
Other	11.9	1.9%	6.5	0.9%	(5.4)	-45.4%

Total	$632.6	100.0%	$744.4	100.0%	$111.8	17.7%

					Increase/(decrease)
Backlog by End Market	September 30, 2005		September 30, 2006		$	%
Electric
- Transmission	$156.8	19.4%	$152.4	19.0%	$(4.4)	-2.8%
- Substation	120.7	14.9%	132.2	16.5%	11.5	9.5%
- Other Electric	41.5	5.1%	67.2	8.4%	25.7	61.9%

Subtotal	319.0	39.4%	351.8	43.9%	32.8	10.3%
Natural Gas	304.4	37.6%	180.4	22.5%	(124.0)	-40.7%
Telecommunications	183.7	22.7%	245.5	30.6%	61.8	33.6%
Other	3.1	0.4%	24.0	3.0%	20.9	674.2%

Total	$810.2	100.0%	$801.7	100.0%	$(8.5)	-1.0%

					Increase/(decrease)
	June 30, 2006		September 30, 2006		$	%
Electric
- Transmission	$214.7	23.4%	$152.4	19.0%	$(62.3)	-29.0%
- Substation	136.5	14.9%	132.2	16.5%	(4.3)	-3.2%
- Other Electric	88.1	9.6%	67.2	8.4%	(20.9)	-23.7%

Subtotal	439.3	48.0%	351.8	43.9%	(87.5)	-19.9%
Natural Gas	247.4	27.0%	180.4	22.5%	(67.0)	-27.1%
Telecommunications	221.4	24.2%	245.5	30.6%	24.1	10.9%
Other	7.7	0.8%	24.0	3.0%	16.3	211.7%

Total	$915.8	100.0%	$801.7	100.0%	$(114.1)	-12.5%

Note: Percentages may not add due to rounding.